                         SHAREHOLDER SERVICES AGREEMENT

         This AGREEMENT, dated as of the First day of October, 1993, made by and between New Alternatives Fund, Inc. ("New Alternatives") a corporation operating as an open-end management investment company, duly organized and existing under the laws of the State of New York and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, New Alternatives desires to appoint Fund/Plan as its Transfer, Redemption and Dividend Disbursing Agent as set forth in this Agreement and to perform certain other functions in connection with these duties; and

         WHEREAS, Fund/Plan is willing to perform such functions upon the terms and conditions set forth below; and

         WHEREAS, New Alternatives will cause to be provided certain information to Fund/Plan as set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

                  New Alternatives shall refer to any series of shares issued by the authority of the Board of Directors of New Alternatives Fund, Inc.

                  Share Certificates shall mean the share certificates for the Shares of New Alternatives.

                  Shareholders shall mean the registered owners from time to time of the Shares of New Alternatives in accordance with the share registry records of New Alternatives.

                  Shares shall mean the issued and outstanding shares of New Alternatives.

         Signature Guarantee shall mean that signatures will be guaranteed by an "eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations,


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/ Plan Services, Inc.
                                                           Page 1 of 13 pages.

         clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be a member of a clearing corporation or maintain net capital of at least $100,000. Credit unions must be authorized to issue signature guarantees. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

                  Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by Fund/Plan to be a person or persons authorized by a resolution of the Board of Directors of New Alternatives, to give Oral Instructions on behalf of New Alternatives.

                  Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by Fund/Plan to be the signature of a person authorized by a resolution of the Board of Directors of New Alternatives to give Written Instructions on behalf of New Alternatives.

                                TRANSFER AGENCY

         Section 2. New Alternatives shall furnish to Company as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Company. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of New Alternatives authorized by law or the by-laws of New Alternatives to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

         Section 3. Fund/Plan as Transfer Agent, shall make original issues of Shares in accordance with Section 14 and 15 below and with New Alternatives's Prospectus and Statement of Additional Information upon the written request of New Alternatives and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of New Alternatives authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.



Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 2 of 13 pages.

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         Section 4. Transfers of Shares shall be registered and new Share
Certificates issued by Fund/Plan upon surrender of outstanding Share Certificates, (i) in form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 (as defined in Section 1 of this Agreement), accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         Section 5. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by Fund/Plan.

         Section 6. In registering transfers Fund/Plan as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which, in the opinion of counsel, protect Fund/Plan and New Alternatives in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

         Section 7. Fund/Plan as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund/Plan and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

         Section 8. In case any officer of New Alternatives who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, Fund/Plan as Transfer Agent may issue or register such Share Certificates as the Share Certificates of New Alternatives notwithstanding such death, resignation or removal; and New Alternatives shall file promptly with Fund/Plan such approval, adoption or ratification as may be required by law.

         Section 9. With respect to confirmed trades received by Fund/Plan as Transfer Agent for New Alternatives, Fund/Plan shall periodically notify New Alternatives of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty
(30) days. Upon such cancellation, the Transfer


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 3 of 13 pages.

Agent shall instruct New Alternatives Accounting Agent to adjust the books of New Alternatives accordingly.

         Section 10. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. Fund/Plan is responsible to provide New Alternatives reports of Fund Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number even though Shares for which Certificates have been issued will be accounted for separately.

         Section 11. Fund/Plan will issue Share Certificates for Shares of New Alternatives, only upon receipt of a written request from a Shareholder. In all other cases, New Alternatives authorizes Fund/Plan to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Fund/Plan as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Fund/Plan has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. New Alternatives authorizes Fund/Plan in such cases to process the transactions by appropriate entries in its Share transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

         Section 12. Fund/Plan in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued Shares as directed by the Written Instructions of New Alternatives and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Fund/Plan may rely conclusively and act


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Page 4 of 13 pages.

without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith and with reasonable and customary care, to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of New Alternatives, or upon the advice of counsel for New Alternatives or for Fund/Plan. Fund/Plan, while acting in good faith and with reasonable and customary care, may record or may refuse to record any transfer of Share Certificates in its capacity as Transfer Agent as it believes necessary, in order to avoid any liability either to New Alternatives or to Fund/Plan. New Alternatives agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

         Section 13. In case of any request or demand for the inspection of the Share records of New Alternatives, Fund/Plan as Transfer Agent, shall endeavor to notify New Alternatives and to secure instructions as to permitting or refusing such inspection. However, Fund/Plan may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

         Section 14. Prior to the daily determination of net asset value in accordance with New Alternatives's Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of New Alternatives's net asset value.

       Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by Fund/Plan as pricing agent (see Accounting Services Agreement) as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders, shall place a purchase order daily with New Alternatives for the proper number of Shares and fractional Shares to be purchased and confirm such number to New Alternatives in writing.

         Section 15. Fund/Plan having made the calculations provided for in
Section 14, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Unissued Certificate Account. The Shares and fractional Shares purchased for each


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Page 5 of 13 pages.

Shareholder will be credited by Fund/Plan to his separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to New Alternatives if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

         Fund/Plan may not issue Share Certificates until payment is cleared and/or received. Fund/Plan shall use its best efforts to notify New Alternatives of any new orders of $100,000 or greater.

                                  REDEMPTIONS

         Section 16. Fund/Plan shall, prior to the daily determination of net asset value in accordance with New Alternatives's Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise New Alternatives of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as Pricing Agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish New Alternatives with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with New Alternatives's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

         Section 17. The proceeds of redemption shall be remitted by Fund/Plan in accordance with New Alternatives's Prospectus and Statement of Additional Information, by check mailed to the Shareholder at his registered address or wired to an authorized bank account. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a Signature Guarantee pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 (as defined in Section 1 of this Agreement), shall accompany the redemption request. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. New Alternatives may authorize Fund/Plan to waive the signature guarantee in certain cases by Written Instructions.


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 6 of 13 pages.

         For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, New Alternatives shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored. Fund/Plan ages investments so as to minimize the potential of the redemptions of shares for which a payment is not received. Fund/Plan shall use its best efforts to notify New Alternatives of any redemptions of $50,000 or greater.

                                   DIVIDENDS

         Section 18. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of New Alternatives, New Alternatives shall notify Fund/Plan of the date of such declaration, the amount payable per share, the record date for determining the shareholders entitled to payment, the payment, and the reinvestment date price.
         Section 19. On or before each payment date New Alternatives will transfer, or cause the Custodian to transfer, to Fund/Plan in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them.

                               GENERAL PROVISIONS

         Section 20. New Alternatives shall promptly cause to be turned over to company, (i) an accurate list of Shareholders of New Alternatives showing the proper registration, address, and number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certificated Share accounts, and (ii) all Shareholder records, files and other materials necessary or appropriate for proper performance of the functions assumed by Fund/Plan under this Agreement (hereinafter called "Materials") and hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of New Alternatives to provide any portion of such or to provide any information needed by Fund/Plan to knowledgeably perform its functions.


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 7 of 13 pages.

         Attached hereto is a list of all inaccuracies, omissions, discrepancies, and other deficiencies in the Materials known to New Alternatives until the close of business on September 30, 1993. New Alternatives agrees to promptly advise Fund/Plan in writing of all additions to or deletions from said list necessary to maintain the list in current status. Fund/Plan shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Materials delivered to Fund/Plan, to the extent such matters are disclosed to Fund/Plan or are discovered by it and are relevant to its performance of its functions under this Agreement. New Alternatives shall provide Fund/Plan with such assistance as it may reasonably request in connection with its efforts to correct such matters. New Alternatives agrees to pay Fund/Plan on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         Fund/Plan expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. New Alternatives further agrees that if Fund/Plan is subject to any claim, suit, or other expense which, in Fund/Plan's reasonable judgment is due to any inaccuracy, omission, discrepancy, or other deficiency of the Materials delivered to Fund/Plan hereunder, or is due to failure to provide any record or material required hereunder, New Alternatives shall pay Fund/Plan on a monthly basis for all costs in connection therewith and indemnify and hold Fund/Plan harmless from and against all costs in connection therewith, including all attorney fees and costs, provided, however, that if such error, omission, inaccuracy or other deficiency is caused directly or indirectly by gross negligence or reckless disregard by Fund/Plan of its duties and responsibilities hereunder, New Alternatives shall have no obligation to indemnify and hold harmless Fund/Plan, its successors, or assigns.

         Section 21. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Fund/Plan Act of 1940 any records relating to services provided under this


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 8 of 13 pages.

Agreement which are required to be maintained by Rule 31a-1 under the Act.

         Section 22. In addition to the services as Transfer Agent and Dividend Disbursing Agent as above set forth, Fund/Plan will perform other services for New Alternatives as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of New Alternatives, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

         Section 23. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

         Section 24. New Alternatives agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, as set forth in Schedule B attached hereto, or as shall be set forth in amendments to such Schedule approved by New Alternatives and Fund/Plan. New Alternatives authorizes Fund/Plan to debit New Alternatives's custody account for invoices which are rendered for the services performed for the applicable function. The invoices for the service will be sent to New Alternatives after the debiting with the indication that payment has been made.

         Section 25.
         (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by New Alternatives in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement. Fund/Plan will at all times provide serviced to New Alternatives using normal standards of care.

         (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of New Alternatives, shall be deemed, when rendering services to New Alternatives or acting on any business of New Alternatives (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for New Alternatives and


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                            Page 9 of 13 pages.

not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though paid by it.

         (c) Notwithstanding any other provision of this Agreement, New Alternatives shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Fund/Plan in good faith and using normal standards of care hereunder; (ii) in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of New Alternatives or upon the opinion of legal counsel for New Alternatives or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         (d) Fund/Plan shall give written notice to New Alternatives within ten
(10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify New Alternatives of such written assertion or claim shall not operate in any manner whatsoever to relieve New Alternatives of any liability arising from this Section or otherwise, except to the extent failure to give notice prejudices New Alternatives.

         (e) For any legal proceeding giving rise to this indemnification, New Alternatives shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If New Alternatives does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Page 10 of 13 pages.

records and other information as are reasonably necessary.

         (f) New Alternatives shall not settle any claim without Fund/Plan's express written consent which shall not be unreasonably withheld. Fund/Plan shall not settle any claim without New Alternatives's express written consent which shall not be unreasonably withheld.

         Section 26. Fund/Plan is authorized, upon receipt of Written Instructions from New Alternatives, to make payment upon redemption of Shares without a signature guarantee. New Alternatives hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares without a signature guarantee and upon the request of Fund/Plan New Alternatives shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify New Alternatives of any such action, suit or claim with thirty (30) days after receipt by Fund/Plan of notice thereof.

         Section 27. (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereof and shall continue in force from year to year thereafter, but only so long as such continuance is approved, (1) by Fund/Plan, (2) by vote, cast in person at a meeting called for the purpose, of a majority of New Alternatives's Directors who are not parties to this Agreement or interested person (as defined in the Act) of any such party, and
(3) by vote of a majority of New Alternatives's Board of Directors or a majority of New Alternatives's outstanding voting securities.

         (b) The fee schedule will be fixed for a one (1) year period from the date of the Agreement. After the one (1) year period, the annual maintenance fee will be increased by 5% on 10/01/94 and by 5% on 10/01/95.

         (c) New Alternatives or Fund/Plan may, at any time during the term of this agreement give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than one hundred twenty (120) days after the giving of the notice. Upon the effective termination date, New Alternatives shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

         (d) In the event that in connection with termination of this Agreement a successor to


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Page 11 of 13 pages.

any of Fund/Plan's duties or responsibilities under this Agreement is designated by New Alternatives by written notice to Fund/Plan, Fund/Plan shall, promptly upon such termination and at the expense of New Alternatives, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

         Section 28. New Alternatives shall file with Fund/Plan a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in
Section 1 of this Agreement.

         Section 29. This Agreement may be amended from time to time by a supplemental agreement executed by New Alternatives and Fund/Plan.

         Section 30. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

If to New Alternatives:                                   If to Fund/Plan:
New Alternatives Fund, Inc.                       Fund/Plan Services, Inc.
295 Northern Boulevard                                   2 West Elm Street
Great Neck, NY  11021                               Conshohocken, PA 19428
Attention: David J. Schoenwald,              Attention: James W. Stratton,
President                                                        President

         Section 31. New Alternatives represents and warrants to Fund/Plan that the execution and delivery of this Shareholder Services Agreement by the undersigned officers of New Alternatives has been duly and validly authorized by resolution of the Board of Directors of New Alternatives.

         Section 32. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 33. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by New Alternatives without the written consent of Fund/Plan or by Fund/Plan without the written consent of New Alternatives, authorized or approved by a resolution of its Board of Directors.

         Section 34. The Parties hereby agree to resolve any dispute arising out of this


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                          Page 12 of 13 pages.

agreement in accordance with the rules of the American Arbitration Association.

         Section 35. No provision of this Agreement may be amended or modified, in any manner nor will any such modification be binding except by a written agreement properly authorized and executed by both Fund/Plan and New Alternatives.

         Section 36. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

New Alternatives Fund, Inc.                  Fund/Plan Services, Inc.

/S/
------------------------------------      ----------------------------------
By: David J. Schoenwald, President          By: James W. Stratton, President

/S/
------------------------------------      ----------------------------------
Attest: Maurice L. Schoenwald, Secretary   Attest: Janet F. Davis, Secretary

              (SEAL)                                 (SEAL)



Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Page 13 of 13 pages.

                                                                   SCHEDULE "A"

                      TRANSFER AGENCY/SHAREHOLDER SERVICES
                      FOR THE NEW ALTERNATIVES FUND, INC.

       THE FOLLOWING IS A LIST OF TRANSFER AGENCY SERVICES TO BE PROVIDED

o    Opening new accounts and entering demographic data into shareholder base.

o Real-time Customer Information File (CIF) to link accounts within the Fund. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

o 100% Quality Control of new accounts opened on a same-day basis. All of the above information is checked by separate unit.

o    Account Maintenance with quality control

o    Processing all investments to include:
                  - initial investments
                  - subsequent investments through lock box computer interface
                  - pre-authorized investments through ACH
                  - government allotments through ACH
                  - wire trades.

o Establishing and maintaining Rights of Accumulation and Letters of Intent with escrow handling as needed.

o Processing tax ID certifications and NRA processing and handling back-up withholding.

o    Processing regular and legal transfers of accounts.

o Responding to shareholder calls and written inquires. Calls will be automatically recorded.

o Generating account statements with copies to appropriate interested parties.

o Generating trade confirmations with copies to dealers, representatives and fund.

o    Redemption processing to include:
                  - complete and partial redemptions
                  - selected group redemptions
                  - wire trade redemptions.

o    Interface to Fund/SERV System.



Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Schedule "A"; Page 1

o Maintain dealer file by fund group to include dealer, branch, representative number and name.

o    Commission processing with up to four commission tables.

o    12b-1 trailing commissions system. *

o    Issuing and canceling of certificates.

o Replacement of certificates through surety bonds. (Premium to be paid by shareholder.)

o    Processing dividends.

o Maintain Blue Sky reporting and produce daily and monthly reports. Daily reports reflect a "warning system" that informs the Fund when it is within a certain percentage of shares registered in a state, or within a certain time period for permit renewal.

o    Producing daily, monthly or periodic reports of shareholder activity.

o    Producing shareholder lists, labels, ad hoc reports to management, etc. *

o    Addressing, mailing, and tabulation of annual proxy cards, as necessary.

o Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

o Microfilming and indexing in PC system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records. Also, all checks presented for payment or check redemptions are microfilmed.

o    System access by PC dial-up or by dedicated line. *

o    Automatic Shareholder Contact (ASC)
                  - Rate
                  - Price/Yield
                  - Account Balances
                  - Last Transaction
                  - Marketing Message
                  - Shareholder Survey
                  - Exchanges/Fulfillment

o    Retirement Plan processing.

                    Additional Services Available if Desired

* Separate fees will apply for these services.


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                           Schedule "A"; Page 2

                                                                   SCHEDULE "B"

                                FEE SCHEDULE FOR
                             NEW ALTERNATIVES FUND

                           ~~~~~~~~~~~~~~~~~~~~~~~~~

   The fees listed below reflect fees to be charged through October 1, 1995.

SHAREHOLDER SERVICES AND TRANSFER AGENT

I.       The following is our schedule for Shareholder and Transfer Agent
         Services:

         A)       Effective October 1, 1993
                  $13.20 per Account per Year

         B)       Effective October 1, 1994
                  $13.86 per Account per Year

         C)       Effective October 1, 1995
                  $14.55 per Account per Year

         Minimum Monthly Fee - $2,000

II.      Retirement Plan Fees:  (if applicable)
         $12.00 per Account - Annual Maintenance Fee

III.     Fund/SERV Fees:
         $5,000 - One-Time Start Up Fee
         $50.00 - Monthly Connection Charge

IV. Accounts are calculated up to three decimal places and accounts with zero shares are closed for billing purposes excepting until appropriate 1099 and other forms for end of year reporting are disposed of.

OUT-OF-POCKET EXPENSES
The Fund will reimburse Fund/Plan Services, Inc. monthly for all out-of-pocket expenses, includes, but is not limited to, telephone, postage telecommunications, special reports, record retention and special transportation costs as incurred. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES
Activities of a non-recurring nature such as fund consolidations, mergers or reorganizations will be subject to negotiation. Any enhanced services or reports will be quoted upon request.

CONVERSION COSTS
Conversion of Transfer Agency records will be accomplished for $10,000.


Shareholder Services Agreement between New Alternatives Fund, Inc. and Fund/Plan Services, Inc.
                                                                 Schedule "B"